UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Restructuring Plan

On January 27, 2011, the Boards of Directors of Tower Bancorp, Inc. (“Tower”) and its subsidiary, Graystone Tower Bank, implemented a board restructuring plan providing for the reduction of the number of directors serving on their respective Boards. The restructuring plan was unanimously approved by the independent directors of each of the Boards on January 25, 2011 on the recommendation of a special committee formed for purposes of developing a plan to reduce the size of the Boards to a level where each can function most effectively.

Resignation of Directors. In connection with the implementation of the board restructuring plan, Tower has received resignations from each of the following directors: Stephen E. Beck, Patricia A. Carbaugh, John M. DiSanto, Marcus Faust, John A. Featherman, III, Frederic M. Frederick, Mark E. Gayman, Harry D. Johnston and Jeffrey B. Shank. Following such resignations, the size of the Board of Directors of Tower was fixed at twelve (12) directors.

In recognition of their service, as well as their voluntary resignation to facilitate the implementation of the board restructuring plan, each of the resigning non-employee directors will receive a lump sum cash payment equal to two times the lesser of (i) the cash compensation paid to such director as director fees in 2010, and (ii) $30,000. Additionally, the Employee Development Committee of the Board of Directors has approved the immediate acceleration of the vesting of, and waived any restrictions on the exercise or vesting of, all unvested options and restricted stock awards outstanding and held in the name of such directors.

Appointment of Director. In order to fill the vacancy created by the aforementioned resignations, William E. Pommerening, 52, has been appointed a director of Tower to serve a term of office through the 2011 annual meeting of shareholders and until his successor is elected and qualified. Mr. Pommerening has served as a director of Graystone Tower Bank since its organization in 2005 and is the Chief Executive Officer & Managing Director of RP Financial, LC, located in Arlington, Virginia.

In accordance with Tower’s outside director fee schedule for 2011, Mr. Pommerening will be entitled to receive an annual retainer in the amount of $27,000 for his service as a director, $12,000 of which is payable in cash and the remainder of which is payable in the form of an equity award having a fair market value of $15,000 on the date of grant. In order to be eligible to receive the retainer, Mr. Pommerening is required to attend at least 75% of the combined meetings of the Board and each committee on which he serves, if any. He will also be entitled to receive an additional $1,200 for each Board meeting he attends and an additional $800 for each committee meeting attended. In connection with his appointment to the Board, Mr. Pommerening was appointed Chair of the recently formed Enterprise Risk Management Committee of the Board.

Additionally, and subject to applicable eligibility requirements, Mr. Pommerening is eligible to participate in Tower’s Non-qualified Option Plan for Outside Directors, 2010 Stock Incentive Plan, and the Graystone Financial Corp. 2007 Stock Incentive Plan, the terms of which are described under the heading “Compensation of Directors” beginning on page 48 of Tower’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2010. That summary is incorporated herein by reference.

Composition of the Board of Directors. Following the implementation of the board restructuring plan, effective January 27, 2011, the following individuals constitute the Board of Directors of Tower (current term expires): Clifford DeBaptiste (2011); Jeffrey F. Lehman (2011); Kenneth R. Lehman (2013); Edward A. Leo (2011); Charles C. Pearson, Jr. (2011); Michael A. Peck (2012); William E. Pommerening (2011); Robert E. Poole, Jr. (2012); Terry L. Randall (2013); Andrew S. Samuel (2011); Hasu P. Shah (2013); and Klare S. Sunderland (2012).

Promotion of Officers

On January 27, 2011, Tower announced that Jeffrey Renninger, current Executive Vice President and Chief Operating Officer of Tower, was appointed President and Chief Operating Officer of Tower, and Janak Amin, current Executive Vice President of Tower and President of the Graystone Bank division of Graystone Tower Bank, was appointed Executive Vice President of Tower and President and Chief Executive Officer of Graystone Tower Bank and was appointed a director of the Bank. In connection with the appointments, the Employee Development Committee of the Board of Directors of Tower established an annual base salary for each of Mr. Renninger and Mr. Amin of $288,500.

Prior to his promotion, Mr. Renninger, 52, served as Executive Vice President of Tower and Graystone Tower Bank since March 31, 2009, and as Executive Vice President of Graystone Financial Corp. from 2006 to March 31, 2009 and of Graystone Bank from November 2005 to March 31, 2009. Prior to that, he served as the Lancaster/Lebanon Regional President for Sovereign Bank and Waypoint Bank from 1999 through June 2005.

Prior to his promotion, Mr. Amin, 46, served as Executive Vice President of Tower and Graystone Tower Bank since March 31, 2009, and as Executive Vice President of Graystone Financial Corp. from 2006 to March 31, 2009 and of Graystone Bank from November 2005 to March 31, 2009. Prior to that, Mr. Amin served as the Capital Region President for Sovereign Bank and Waypoint Bank from March 1997 through June 2005.

A copy of the press release issued January 27, 2011 to announce the promotions of Messrs. Renninger and Amin is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Discretionary Cash Bonus Awards

On January 25, 2011, the Board of Directors of Tower awarded a discretionary cash bonus to Andrew Samuel, Chief Executive Officer, payable in February 2011, in connection with work completed in 2010. The Board’s decision to award a discretionary cash bonus, which is in addition to any amounts payable under Tower’s 2010 CEO Incentive Plan, was based upon the performance of Tower relative to its peers, key corporate accomplishments and other factors and achievements that the Board did not believe were adequately accounted for in the 2010 CEO Incentive Plan, including, but not limited to, the following:

•	Achieved exceptional organic growth in loans, deposits and non-interest income for the year ended December 31, 2010;

•	Navigated and obtained regulatory and shareholder approvals and closing of the First Chester County Corporation acquisition;

•	Successfully managed and enhanced Tower’s capital structure and levels;

•	Increased liquidity and profile of Tower stock with investors; and

•	Maintained distinctive corporate culture, evidenced by being named a Best Place to Work in PA for the 5th consecutive year.

Also on January 25, 2011, the Employee Development Committee of the Board of Directors of Tower awarded discretionary cash bonuses to certain other named executive officers, payable in February 2011, in connection with work completed in 2010. As with the above award to Mr. Samuel, the discretionary cash bonuses to certain named executive officers is in addition to any amounts payable under Tower’s 2010 Executive Incentive Plan and relates to certain accomplishments and factors described above which the Committee did not believe were adequately accounted for in the 2010 Executive Incentive Plan.

The discretionary cash bonuses awarded on January 25, 2011 are as follows:

Name/Position	Amount of Discretionary Bonus

Andrew Samuel Chief Executive Officer	$42,192

Jeffrey Renninger Executive Vice President and Chief Operating Officer	$20,048

Janak Amin Executive Vice President and President and Chief Executive Officer of Graystone Tower Bank	$19,990

Item 8.01	Other Events.

The information set forth under Item 5.02 of this Form 8-K is incorporated into this Item 8.01 by reference.

In connection with its implementation of the board restructuring plan described in Item 5.02, Graystone Tower Bank (the “Bank”) received resignations from each of the following directors: Stephen E. Beck, Brian Campbell, Patricia A. Carbaugh, Marcus Faust, Frederic M. Frederick, Mark E. Gayman, J. Carol Hanson, Randall L. Horst, Harry D. Johnston, Mathew Naylor, Robert H. Schober and Jeffrey B. Shank, and the number of directors of the Bank was thereafter fixed at thirteen (13).

In order to fill the vacancies created by the aforementioned resignations, the following individuals were appointed as directors of Graystone Tower Bank, each to serve a term of office through the 2011 annual meeting of shareholders and until their successors are elected and qualified: Janak Amin, Clifford DeBaptiste, Jeffrey F. Lehman, Edward A. Leo, Robert E. Poole, Jr. and Hasu P. Shah. Each of the foregoing individuals currently serves as a director of Tower, with the exception of Mr. Amin, who was promoted to President and Chief Executive Officer of Graystone Tower Bank.

Following the implementation of the board restructuring plan, effective January 27, 2011, the following individuals constitute the Board of Directors of Graystone Tower Bank: Janak Amin; Clifford DeBaptiste; Jeffrey F. Lehman; Kenneth R. Lehman; Edward A. Leo; Charles C. Pearson, Jr.; Michael A. Peck; William E. Pommerening; Robert E. Poole, Jr.; Terry L. Randall; Andrew S. Samuel; Hasu P. Shah; and Klare S. Sunderland.

In recognition of their service, as well as their voluntary resignation to facilitate the implementation of the board restructuring plan, each of resigning the non-employee directors will receive a lump sum cash payment equal to two times the lesser of (i) the cash compensation paid to such director as director fees in 2010 and (ii) $30,000, and the immediate acceleration of the vesting of, and waived any restrictions on the exercise or vesting of, all unvested options and restricted stock awards outstanding and held in the name of such directors.

The total cost of the consideration provided to resigning non-employee directors under the board restructuring plan is expected to be approximately $790,000.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated January 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Date: January 27, 2011	By:	/s/ Andrew S. Samuel
Andrew S. Samuel
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 27, 2011.